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                                                                       Exhibit 2

                                    BYLAWS OF
                            BNY HAMILTON FUNDS, INC.
                      (as amended effective August 8, 2001)

                                    ARTICLE I

                             Fiscal Year and Offices

          Section 1. Fiscal Year. Unless otherwise provided by resolution of the Board of Directors the fiscal year of the BNY Hamilton Funds, Inc. (the "Corporation") shall begin on January 1 and end on the last day of December.

          Section 2. Registered Office. The registered office of the Corporation in Maryland shall be located at 32 South Street, Baltimore, Maryland 21202, and the name and address of its Resident Agent is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

          Section 3. Other Offices. The Corporation shall have additional places of business, either within or outside the State of Maryland as the Board of Directors may from time to time designate.

                                   ARTICLE II

                            Meetings of Stockholders

          Section 1. Place of Meeting. Meetings of the Stockholders for the election of Directors shall be held in such place as shall be fixed by resolution of the Board of Directors and stated in the notice of the Meeting.

          Section 2. Annual Meetings. The First Annual Meeting of Stockholders shall be held at such time and on such date during the first six months of the first fiscal year of the Corporation as may be fixed by the Board of Directors by resolution. At the Annual Meeting, the Stockholders shall elect a Board of Directors and transact any other business which may properly be brought before the meeting. Thereafter, Annual Meetings of Stockholders will not be held if none of the following is required to be acted on by Stockholders under the Investment Company Act:

          (a) election of directors;
          (b) approval of the investment advisory agreement;
          (c) ratification of selection of independent accountants; and
          (d) approval of a plan of distribution or distribution agreement.

          Section 3. Special Meetings. Special Meetings of the Stockholders may be called at any time by the Chairman of the Board or the President, or by a majority of the Board of Directors, and shall be called by the Chairman of the Board, President or Secretary upon written request of the holders of shares entitled to cast not less than

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twenty-five percent of all the votes entitled to be cast at such meeting provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the Stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Stockholders. No Special Meeting need be called upon the request of holders of common stock entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted on at any meeting of the Stockholders held during the preceding twelve months.

          Section 4. Notice. Not less than ten nor more than ninety days before the date of every Annual or Special Stockholders' Meeting, the Secretary shall cause to be mailed to each Stockholder entitled to vote at such meeting at his
(her) address (as it appears on the records of the Corporation at the time of mailing) written notice stating the time and place of the meeting and, in the case of a Special Meeting of Stockholders shall be limited to the purposes stated in the notice. Notice of adjournment of a Stockholders' meeting to another time or place need not be given, if such time and place are announced at the meeting.

          Section 5. Record Date for Meetings. Subject to the provisions of Maryland law, the Board of Directors may fix in advance a date not more than ninety days, nor less than ten days, prior to the date of any Annual or Special Meeting of the Stockholders as a record date for the determination of the Stockholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

          Section 6. Quorum. At any meeting of Stockholders, the presence in person or by proxy of the holders of a majority of all the votes entitled to be cast at the meeting shall constitute a quorum for the transaction of business at the meeting, except that where any provision of law or the Articles of Incorporation require that the holders of any class of shares shall vote as a class, then a majority of the aggregate number of shares of that class at the time outstanding shall be necessary to constitute a quorum for the transaction of such business. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the holders of a majority of the stock present or in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

          Section 7. Voting. Each Stockholder shall have one vote for each full share and a fractional vote for each fractional share of stock having voting power held by

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such Stockholder on the record date set pursuant to Section 5 on each matter submitted to a vote at a meeting of Stockholders. Such vote may be made in person or by proxy. At all meetings of the Stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by Stockholders present in person or by proxy, unless the question is one which by express provision of the laws of the State of Maryland, the Investment Company Act of 1940, as from time to time amended, or the Articles of Incorporation, a different vote is required, in which case such express provision shall control the decision of such question. At all meetings of Stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

          Section 8. Voting - Proxies. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the Stockholder himself or by his attorney thereunto duly authorized in writing. No proxy shall be voted on after eleven months from its date unless it provides for a longer period.

          Section 9. Inspectors. At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may appoint one or more inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken.

          Section 10. Stock Ledger and List of Stockholders. It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

          Section 11. Action Without Meeting. Any action to be taken by Stockholders may be taken without a meeting if (a) all Stockholders entitled to vote on the matter consent to the action in writing, and (b) all Stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (c) the written consents are filed with the records of the meetings of Stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE III

                                    Directors

          Section 1. General Powers. The business of the Corporation shall be under the direction of its Board of Directors, which may exercise all powers of the Corporation, except such as are by statute, or the Articles of Incorporation, or by these By-Laws conferred upon or reserved to the Stockholders.

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          Section 2. Number and Term of Office. The number of Directors which shall constitute the whole Board shall be determined from time to time by the Board of Directors, but shall not be fewer than three, nor more than fifteen. Directors need not be Stockholders. Each Director elected shall hold office until the earlier of (a) the date on which his or her successor is elected and qualified and (b) the conclusion of the first regular meeting of the Board of Directors following such Director's seventieth birthday.

          Section 3. Election. Initially the Directors shall be those persons named as such in the Articles of Incorporation. The Directors shall be elected by the vote of a majority of the shares present in person or by proxy at a meeting of the Stockholders called for such purpose, except that any vacancy in the Board of Directors may be filled by a majority vote of the Board of Directors, although less than a quorum, except that a newly-created directorship may be filled only by a vote of the entire Board of Directors.

          Section 4. Place of Meeting. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine.

          Section 5. Quorum. At all meetings of the Board of Directors one-third of the entire Board of Directors shall constitute a quorum for the transaction of business provided that in no case may a quorum be less than two persons. The action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the laws of Maryland, the Investment Company Act of 1940, these By-Laws or the Articles of Incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may by a majority vote adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

          Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without additional notice at such time and place as shall from time to time be determined by the Board of Directors provided that notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made in the manner provided for notice of special meetings.

          Section 7. Special Meetings. Special Meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day's notice to each Director; Special Meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of two Directors.

          Section 8. Telephone Meetings. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes, subject to the provisions of the 1940 Act, presence in person at the meeting.

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          Section 9. Informal Actions. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

          Section 10. Committees. The Board of Directors may by resolution passed by a majority of the entire Board appoint from among its members an Executive Committee and other committees composed of two or more Directors, and may delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation.

          Section 11. Action of Committees. In the absence of an appropriate resolution of the Board of Directors each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two Directors. The committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration. In the absence of any member of such committee the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

          Section 12. Advisory Board. The Board of Directors may appoint an Advisory Board to consist of not less than one or more than five members. Advisory board members need not be Stockholders. The members of the Advisory Board shall be authorized to attend and participate in all meetings of the Board of Directors and shall confer with and advise the Board of Directors on such matters as the Board of Directors shall deem appropriate. No member of the Advisory Board shall have any legal power or authority to act on behalf of the Corporation or to perform any of the functions of Directors, such Advisory Board being intended merely to act in an advisory capacity. Each member of the Advisory Board shall be appointed by the affirmative vote of a majority of the Directors present at any meeting at which a quorum is present. Each member of the Advisory Board shall hold office until his or her successor is elected and qualified, or until he or she sooner dies, resigns, becomes disqualified or is removed by the affirmative vote of a majority of the Directors present at any meeting at which a quorum is present, or until the Advisory Board is sooner abolished or suspended by the Board of Directors. Each member of the Advisory Board shall be compensated and shall be reimbursed for transportation and other expenses in the same manner and to the same extent as each Director is so compensated and reimbursed, as established by the Board of Directors from time to time.

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          Section 13. Compensation. Any Director, whether or not he is a salaried officer or employee of the Corporation, may be compensated for his services as Director or as a member of a committee of Directors, or as Chairman of the Board or chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Directors may from time to time determine.

                                   ARTICLE IV

                                     Notices

          Section 1. Form. Notices to Stockholders shall be in writing and delivered personally or mailed to the Stockholders at their addresses appearing on the books of the Corporation. Notices to Directors shall be oral or by telephone or telegram or in writing delivered personally or mailed to the Directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Subject to the provisions of the Investment Company Act, notice to Directors need not state the purpose of a Regular or Special Meeting.

Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of Stockholders, Directors or a committee is required to be given under the provisions of Maryland law or under the provisions of the Articles of Incorporation or these ByLaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Stockholders in person or by proxy, or at the meeting of Directors of committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                                    ARTICLE V

                                    Officers

          Section 1. Executive Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors may, from time to time, elect or appoint a Controller, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors, at its discretion, may also appoint a Director as Chairman of the Board who shall perform and execute such executive and administrative duties and powers as the Board of Directors shall from time to time prescribe. The same person may hold two or more offices, except that no person shall be both President and Vice-President and no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these ByLaws to be executed, acknowledged or verified by two or more officers.

          Section 2. Election. The Board of Directors shall choose a President, a Secretary and a Treasurer at its first meeting.

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          Section 3. Other Officers. The Board of Directors from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise powers and perform such duties as shall be determined from time to time by the Board. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

          Section 4. Compensation. The salaries or other compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article V.

          Section 5. Tenure. The officers of the Corporation shall serve for one year and until their successors are chosen and qualify. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby. In addition, any officer or agent appointed pursuant to Section 3 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, unless pursuant to Section 3 the power of appointment has been conferred by the Board of Directors on any other officer.

          Section 6. President. The President, unless the Chairman has been so designated, shall be the Chief Executive Officer of the Corporation; shall see that all orders and resolutions of the Board are carried into effect. The President, unless the Chairman has been so designated, shall also be the chief administrative officer of the Corporation and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          Section 7. Chairman of the Board. The Chairman of the Board, if one shall be chosen, and shall perform and execute such executive duties and administrative powers as the Board of Directors shall from time to time prescribe.

          Section 8. Vice-President. The Vice-Presidents, in order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

          Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings thereof and shall perform like duties for any committee when required. He (she) shall give, or cause to be given, notice of meetings of the Stockholders and of the Board of Directors, shall have charge of the records of the Corporation, including the stock books, and shall

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perform such other duties as may be prescribed by the Board of Directors or
Chief Executive Officer, under whose supervision he (she) shall be. He (she) shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, shall affix and attest the same to any instrument requiring it. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by his (her) signature.

          Section 10. Assistant Secretaries. The Assistant Secretaries in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

          Section 11. Treasurer. The Treasurer, unless another officer has been so designated, shall be the Chief Financial Officer of the Corporation. He (she) shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he (she) shall have general supervision of the funds and property of the Corporation and of the funds and property of the Corporation and of the performance by the custodian of its duties with respect thereto. He (she) shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his (her) transactions as Treasurer; and as soon as possible after the close of each financial year he (she) shall make and submit to the Board of Directors a like report for such financial year. He
(she) shall cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the Annual Meeting of Stockholders and filed within twenty days thereafter at the principal office of the Corporation. He (she) shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

          Section 12. Assistant Treasurer. The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors may from time to time prescribe.

          Section 13. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the federal Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his (her) duties of the Corporation, including responsibility for negligence and for the accounting of any Corporation's property, funds or securities that may come into his (her) hands.

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                                   ARTICLE VI

                          Indemnification and Insurance

          Section 1. Indemnification of Directors, Officers and the Advisory Board. The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or interstate is or was a director, officer, or member of the Advisory Board of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer, or member of the Advisory Board. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or member of the Advisory Board as provided above. No amendment of this Article shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprises" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director, officer or member of the Advisory Board of the Corporation which imposes duties on, or involves services by, such director, officer or member of the Advisory Board with respect to any employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plans shall be deemed to be action not opposed to the best interests of the Corporation.

          Section 2. Insurance. Subject to the provisions of the Investment Company Act of 1940, the Corporation, directly, through third parties or through affiliates of the Corporation, may purchase, or provide through a trust fund, letter of credit or surety bond insurance on behalf of any person who is or was a Director, officer, member of the Advisory Board, employee or agent of the Corporation, or who, while a Director, officer, member of the Advisory Board, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by

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such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify such person against such liability.

                                   ARTICLE VII

                                      Stock

          Section 1. Certificates. Stockholders are not entitled to receive certificates evidencing their share ownership unless the Directors shall, by resolution, otherwise determine.

          Section 2. Transfer of Capital Stock. Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, or (ii) as otherwise prescribed by the Board of Directors. Every certificate exchanged, surrendered for redemption or otherwise returned to the Corporation shall be marked "Canceled" with the date of cancellation.

          Section 3. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Laws of the State of Maryland.

          Section 4. Transfer Agents and Registrars. The Board of Directors may, from time to time, appoint or remove transfer agents and or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

          Section 5. Stock Ledger. The Corporation shall maintain an original stock ledger containing the names and addresses of all Stockholders and the number and class of shares held by each Stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

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                                  ARTICLE VIII

                               General Provisions

          Section 1. Custodianship.

          (a) The Corporation shall place and at all times maintain in the custody of a custodian (including any subcustodian for the custodian) all funds, securities and similar investments owned by the Corporation. Subject to the approval of the Board of Directors the custodian may enter into arrangements with securities depositories, as long as such arrangements comply with the provisions of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

          Section 2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          Section 3. Execution of Instruments. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by any officer thereof.

                                   ARTICLE IX

                                   Amendments

          The Board of Directors shall have the power to make, alter and repeal the bylaws of the Corporation.

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